Exhibit 99.3

Hi-Crush Whitehall LLC
Financial Statements
As of December 31, 2016 and 2015 and
For the Years Ended December 31, 2016, 2015 and 2014

Hi-Crush Whitehall LLC

Report of Independent Auditors

To the Management of Hi-Crush Whitehall LLC

We have audited the accompanying financial statements of Hi-Crush Whitehall LLC (the “Company”), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, member capital, and cash flows for the three years ended December 31, 2016.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hi-Crush Whitehall LLC as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the three years ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 23, 2017

Hi-Crush Whitehall LLC
Balance Sheets
(In thousands)

	December 31,
	2016	2015
Assets
Current assets:
Cash	$207	$2,188
Accounts receivable - related party	—	1,095
Inventories	4,860	8,932
Prepaid expenses and other current assets	2	87
Total current assets	5,069	12,302
Property, plant and equipment, net	123,551	123,656
Total assets	$128,620	$135,958
Liabilities and Member Capital
Current liabilities:
Accounts payable	$1,041	$1,875
Accounts payable - related party	1,578	3,066
Accrued and other current liabilities	278	2,137
Due to member	114,747	114,200
Total current liabilities	117,644	121,278
Asset retirement obligations	1,706	1,645
Total liabilities	119,350	122,923
Commitments and contingencies
Member capital:
Member capital	1,418	1,418
Retained earnings	7,852	11,617
Total member capital	9,270	13,035
Total liabilities and member capital	$128,620	$135,958

The accompanying notes are an integral part of these financial statements.

Hi-Crush Whitehall LLC
Statements of Operations
(In thousands)

	Year Ended December 31,
	2016	2015	2014
Revenues, related party	$8,275	$33,217	$23,705
Cost of goods sold (excluding depreciation and depletion)	7,782	24,956	9,929
Depreciation and depletion	1,595	3,414	1,374
Gross profit (loss)	(1,102)	4,847	12,402
Operating costs and expenses:
General and administrative expenses	2,290	2,910	1,587
Exploration expense	—	—	11
Accretion of asset retirement obligations	61	58	19
Income (loss) from operations	(3,453)	1,879	10,785
Other income (expense):
Interest expense	(312)	(223)	(165)
Net income (loss)	$(3,765)	$1,656	$10,620

The accompanying notes are an integral part of these financial statements.

Hi-Crush Whitehall LLC
Statements of Member Capital
(In thousands)

Member Capital
Balance at December 31, 2013	$(659)
Capital contribution	1,418
Net income	10,620
Balance at December 31, 2014	11,379
Net income	1,656
Balance at December 31, 2015	13,035
Net loss	(3,765)
Balance at December 31, 2016	$9,270

The accompanying notes are an integral part of these financial statements.

Hi-Crush Whitehall LLC
Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2016	2015	2014
Operating activities:
Net income (loss)	$(3,765)	$1,656	$10,620
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and depletion	1,595	3,414	1,374
Management fees paid by Member on behalf of Hi-Crush Whitehall LLC	—	—	1,418
Accretion of asset retirement obligations	61	58	19
Changes in operating assets and liabilities:
Accounts receivable - related party	1,095	11,920	(13,015)
Inventories	3,716	(4,262)	(4,003)
Prepaid expenses and other current assets	85	(84)	70
Accounts payable	(760)	1,190	1,112
Accounts payable - related party	(1,488)	3,066	—
Accrued and other current liabilities	(1,859)	142	1,487
Net cash provided by (used in) operating activities	(1,320)	17,100	(918)
Investing activities:
Capital expenditures for property, plant and equipment	(1,208)	(4,879)	(89,624)
Net cash used in investing activities	(1,208)	(4,879)	(89,624)
Financing activities:
Member financing, net	547	(10,735)	91,244
Net cash provided by (used in) financing activities	547	(10,735)	91,244
Net increase (decrease) in cash	(1,981)	1,486	702
Cash:
Beginning of period	2,188	702	—
End of period	$207	$2,188	$702

Non-cash investing and financing activities:
Decrease in accounts payable and accrued and other current liabilities for additions to property, plant and equipment	$74	$821	$6,048
Increase in property, plant and equipment for asset retirement obligations	—	—	1,568
Expenses paid by Member on behalf of Hi-Crush Whitehall LLC	—	—	1,418
Cash paid for interest	$312	$223	$165

The accompanying notes are an integral part of these financial statements.

Hi-Crush Whitehall LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

1. Business and Organization
Hi-Crush Whitehall LLC (the "Company" or "Whitehall") is a Delaware limited liability company formed by Hi-Crush Proppants LLC on August 2, 2012 engaged in the excavation and processing of raw frac sand for use in hydraulic fracturing operations for oil and natural gas wells.
In 2013, Whitehall purchased land near Independence, Wisconsin and Whitehall, Wisconsin. During the third quarter of 2014, the Company completed construction of the 1,447-acre sand processing plant (the "Whitehall facility") with integrated rail infrastructure. The Whitehall facility has an annual processing capacity of approximately 2,860,000 tons of 20/100 frac sand per year. As a result of market conditions, the Whitehall facility was temporarily idled during the second quarter of 2016.

2. Significant Accounting Policies
Basis of Presentation
These financial statements have been prepared assuming the Company will continue to operate as a going concern. On an annual basis, the Company assesses whether conditions have emerged which may cast substantial doubt about the Company's ability to continue as a going concern for the next twelve months following the issuance of these financial statements.  Through December 31, 2016, the Company received net financing of $114,747 from Hi-Crush Proppants LLC  related to the construction of the Whitehall facility, as well as for general working capital purposes. The financing does not bear interest and has no repayment plan in place.  As discussed in Note 10, Hi-Crush Partners LP entered into a contribution agreement with Hi-Crush Proppants LLC to purchase all of the outstanding membership interest of the Company.
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The more significant estimates relate to our estimates and assumptions for our mineral reserves and its impact on calculating our depreciation and depletion expense under the units-of-production depreciation method, assessing potential impairment of long-lived assets, estimating potential loss contingencies and the estimated cost of future asset retirement obligations. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.
Accounts Receivable, Related Party
Account receivable, related party relate to sales of raw frac sand for which credit is extended based on the customer’s credit history and are recorded at the invoiced amount and do not bear interest. All balances are due from subsidiaries of Hi-Crush Proppants LLC. The Company regularly reviews the collectability of accounts receivable. When it is probable that all or part of an outstanding balance will not be collected, the Company establishes or adjusts an allowance as necessary using the specific identification method. Account balances are charged against the allowance after all means of collection have been exhausted and potential recovery is considered remote. There were no reserves for uncollectible amounts as of December 31, 2016 and 2015.
Inventories
Sand inventory is stated at the lower of cost or market using the average cost method.
Inventory manufactured at our plant facility includes direct excavation costs, processing costs, overhead allocation, depreciation and depletion. Stockpile tonnages are calculated by measuring the number of tons added and removed from the stockpile. Tonnages are verified periodically by an independent surveyor. Costs are calculated on a per ton basis and are applied to the stockpile based on the number of tons in the stockpile.
Spare parts inventory includes critical spares, materials and supplies. We account for spare parts on a first-in, first-out basis, and value the inventory at the lower of cost or market. Detail reviews are performed related to the net realizable value of the spare parts inventory, giving consideration to quality, excessive levels, obsolescence and other factors.

Hi-Crush Whitehall LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

Property, Plant and Equipment
Additions and improvements occurring through the normal course of business are capitalized at cost. When assets are retired or disposed of, the cost and the accumulated depreciation and depletion are eliminated from the accounts and any gain or loss is reflected in the income statement. Expenditures for normal repairs and maintenance are expensed as incurred. Construction-in-progress is primarily comprised of machinery and equipment which has not been placed in service.
Mine development costs include engineering, mineralogical studies, drilling and other related costs to develop the mine, the removal of overburden to initially expose the mineral and building access ways. Exploration costs are expensed as incurred and classified as exploration expense. Capitalization of mine development project costs begins once the deposit is classified as proven and probable reserves.
Drilling and related costs are capitalized for deposits where proven and probable reserves exist and the activities are directed at obtaining additional information on the deposit or converting non-reserve minerals to proven and probable reserves and the benefit is to be realized over a period greater than one year.
Mining property and development costs are amortized using the units-of-production method on estimated measured tons in in-place reserves. The impact of revisions to reserve estimates is recognized on a prospective basis.
Capitalized costs incurred during the year for major improvement and capital projects that are not placed in service are recorded as construction-in-progress. Construction-in-progress is not depreciated until the related assets or improvements are ready to be placed in service. We capitalize interest cost as part of the historical cost of constructing an asset and preparing it for its intended use. These interest costs are included in the property, plant and equipment line in the balance sheet.
Fixed assets other than plant facility and buildings associated with productive, depletable properties are carried at historical cost and are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Computer equipment	3 years
Furniture and fixtures	7 years
Vehicles	5 years
Equipment	5-15 years
Rail spur and asset retirement obligations	32 years
Plant facility and buildings associated with productive, depletable properties that contain frac sand reserves are carried at historical cost and are depreciated using the units-of-production method. Units-of-production rates are based on the amount of proved developed frac sand reserves that are estimated to be recoverable from existing facilities using current operating methods.
Impairment of Long-lived Assets
Recoverability of investments in property, plant and equipment, and mineral rights is evaluated annually. Estimated future undiscounted net cash flows are calculated using estimates of proven and probable sand reserves, estimated future sales prices (considering historical and current prices, price trends and related factors) and operating costs and anticipated capital expenditures. Reductions in the carrying value of our investment are only recorded if the undiscounted cash flows are less than our book basis in the applicable assets.
Impairment losses are recognized based on the extent that the remaining investment exceeds the fair value, which is determined based upon the estimated future discounted net cash flows to be generated by the property, plant and equipment and mineral rights.
Management’s estimates of prices, recoverable proven and probable reserves and operating and capital costs are subject to certain risks and uncertainties which may affect the recoverability of our investments in property, plant and equipment. Although management has made its best estimate of these factors based on current conditions, it is reasonably possible that changes could occur in the near term, which could adversely affect management’s estimate of the net cash flows expected to be generated from its operating property. No impairment charges were recorded during the years ended December 31, 2016 and 2015.
Asset Retirement Obligations
In accordance with Accounting Standards Codification (“ASC”) 410-20, Asset Retirement Obligations, the Company recognizes reclamation obligations when incurred and record them as liabilities at fair value. In addition, a corresponding increase in the carrying amount of the related asset is recorded and depreciated over such asset’s useful life. The reclamation liability is accreted to expense over the estimated productive life of the related asset and is subject to adjustments to reflect changes in value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation costs.

Hi-Crush Whitehall LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

Revenue Recognition
Frac sand sales revenues are recognized when legal title passes to the customer. All sales are freight on board (“FOB”) plant and title passes as the product is loaded into the customer’s rail cars. At that point, delivery has occurred, evidence of a contractual arrangement exists and collectability is reasonably assured.
Fair Value of Financial Instruments
The amounts reported in the balance sheet as current assets or liabilities, including cash, accounts receivable, accounts payable and accrued and other liabilities approximate fair value due to the short-term maturities of these instruments.
Income Taxes
The Company is a pass-through entity and is not considered a taxing entity for federal tax purposes. Therefore, there is not a provision for income taxes in the accompanying financial statements. The Company’s net income or loss is allocated to its member in accordance with the operating agreement. At December 31, 2016 and 2015, the Company did not have any liabilities for uncertain tax positions or gross unrecognized tax benefit.
Recent Accounting Pronouncements
In November 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2016-18, which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendment will be effective for the Company beginning January 1, 2018, with early adoption permitted, and should be applied retrospectively. The Company is currently assessing the impact that adopting this new accounting guidance will have on its Consolidated Financial Statements.
In August 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2016-15 ("ASU 2016-15"), which provides guidance that is intended to reduce diversity in practice in how certain cash receipts and cash payments are classified in the statement of cash flows. The amendment will be effective for the Company beginning January 1, 2018, with early adoption permitted. The Company is currently assessing the impact that adopting this new accounting guidance will have on its Financial Statements and footnote disclosures.
In May 2014, the FASB issued Accounting Standards Update No. 2014-09 ("ASU 2014-09"), an update that supersedes the most current revenue recognition guidance, as well as some cost recognition guidance. The update requires that an entity recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update also requires new qualitative and quantitative disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, information about contract balances and performance obligations, and assets recognized from costs incurred to obtain or fulfill a contract. The authoritative guidance, which may be applied on a full retrospective or modified retrospective basis whereby the entity records a cumulative effect of initially applying this update at the date of initial application, will be effective for the Company beginning January 1, 2019. Early adoption is not permitted. The FASB has also issued the following standards which clarify ASU 2014-09 and have the same effective date as the original standard: ASU No. 2016-12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients and ASU 2016-10 Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing. The Company is still assessing the adoption method it will elect upon implementation and disclosure requirements.  Although we are still in the process of assessing the impact of the adoption of ASU 2014-09, the Company does not currently anticipate a material impact on its revenue recognition practices.

Hi-Crush Whitehall LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

3. Inventories
Inventories consisted of the following:

	December 31,
	2016	2015
Raw material	$—	$—
Work-in-process	4,818	8,275
Finished goods	33	389
Spare parts	9	268
Inventories	$4,860	$8,932

4. Property, Plant and Equipment
Property, plant and equipment consisted of the following:

	December 31,
	2016	2015
Buildings	$6,041	$4,904
Mining property and mine development	19,475	19,445
Plant and equipment	93,295	93,328
Rail and rail equipment	11,434	11,434
Property, plant and equipment	130,245	129,111
Less: Accumulated depreciation and depletion	(6,694)	(5,455)
Property, plant and equipment, net	$123,551	$123,656
Depreciation and depletion expense was $1,595, $3,414 and $1,374 for the years ended December 31, 2016, 2015 and 2014, respectively.
As a result of market conditions, the Whitehall facility was temporarily idled during the second quarter of 2016. No impairment was recorded related to the Whitehall facility.

5. Asset Retirement Obligations
Although the ultimate amount of reclamation and closure costs to be incurred is uncertain, the Company maintained a post-closure reclamation and site restoration obligations as follows:

Balance at December 31, 2013	$—
Additions to liabilities	1,568
Accretion expense	19
Balance at December 31, 2014	1,587
Accretion expense	58
Balance at December 31, 2015	1,645
Accretion expense	61
Balance at December 31, 2016	$1,706

6. Commitments and Contingencies
The Company has entered into royalty agreements under which the Company is under a commitment to pay royalties on sand sold and paid for. Royalty expense is recorded as the sand is sold and the royalty payment is paid based on sand volumes sold and paid for by the customer. Royalty expense is included in costs of goods sold. Royalty expense was $990, $3,349 and $1,386 for the years ended December 31, 2016, 2015 and 2014, respectively.

Hi-Crush Whitehall LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)

From time to time, the Company may be subject to various claims and legal proceedings which arise in the normal course of business. Management is not aware of any legal matters that are likely to have material adverse effect on the Company’s financial position, results of operations or cash flows.

7. Member Capital
Hi-Crush Proppants LLC provided $1,418 of expenses paid on behalf of Whitehall during the year ended December 31, 2014. Such costs are recognized as non-cash capital contributions in the accompanying financial statements. In accordance with the operating agreement, all income or losses are allocated to the member.

8. Related Party Transactions
The Company incurred $617, $856 and $309 management fees charged by Hi-Crush Proppants LLC during the years ended December 31, 2016, 2015 and 2014, respectively. We made payments to/from our affiliates, resulting in a net related party accounts payable balance of $1,578 and $3,066 as of December 31, 2016 and 2015, respectively.
Through December 31, 2016, the Company received net financing of $114,747 from Hi-Crush Proppants LLC. Such funds, were reflected under the caption "due to member" on the accompanying balance sheet and were used to pay for the construction of the Whitehall facility and for general working capital purposes. The financing does not bear interest and has no repayment plan in place. Net advances received are reflected as a component of "member financing, net" in the accompanying statement of cash flows.
During the years ended December 31, 2016, 2015 and 2014, the Company sold $8,275, $33,217 and $23,705, respectively, of sand to certain indirectly owned subsidiaries of Hi-Crush Proppants LLC.

9. Concentration of Credit Risk
The Company is a producer of sand mainly used by the oil and natural gas industry for fracturing wells. The Company’s business is, therefore, dependent upon economic activity within this market. Sales to indirectly owned subsidiaries of Hi-Crush Proppants LLC accounted for 100% of sales during the years ended December 31, 2016, 2015 and 2014.
Throughout 2016, the Company has maintained cash balances in excess of federally insured amounts on deposit with financial institutions.

10. Subsequent Events
On February 23, 2017, Hi-Crush Partners LP entered into a Contribution Agreement with Hi-Crush Proppants LLC to purchase all of the outstanding membership interests of Hi-Crush Whitehall LLC.  The transaction, which is expected to close in March 2017, is subject to regulatory and other closing conditions.  Prior to closing of the transaction, the Company anticipates that all outstanding net financing advances payable to Hi-Crush Proppants LLC will be converted into member capital.  There can be no assurance that all of the conditions to closing will be satisfied.